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                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated February 3, 1998 (except with respect to the matters discussed in Notes 2 and 14 of the Company's financial statements, as to which the date is October 7, 1998), included in this Form 10-K, into the Company's previously filed Registration Statements Files No. 33-66624, No. 33-85420, No. 333-00404, No. 333-63863,and No. 333-63861.




/s/ARTHUR ANDERSEN LLP

Washington, D.C.
November 19, 1998